EXHIBIT 10.1
SECURITIES PURCHASE AGREEMENT
     SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of March 21, 2007, by and among Toreador Resources Corporation, a Delaware corporation, with headquarters located at 4809 Cole Avenue, Suite 108, Dallas, Texas 75205 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).
WHEREAS:
     A.       The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.
     B.       Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of shares of the Common Stock, par value $0.15625 per share, of the Company (the “Common Stock”), set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate amount for all Buyers together shall be 2,710,843 shares of Common Stock and shall collectively be referred to herein as the “Common Shares”) and (ii) warrants, in substantially the form attached hereto as Exhibit A (the "Warrants”), to acquire that number of shares of Common Stock set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers (as exercised, collectively, the “Warrant Shares”).
     C.       Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights with respect to the Common Shares and the Warrant Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.
     D.       The Common Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”.
     NOW, THEREFORE, the Company and each Buyer hereby agree as follows:
     1.       PURCHASE AND SALE OF COMMON SHARES AND WARRANTS.
               (a) Purchase of Common Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), the number of Common Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers, along with Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) on the

Schedule of Buyers (the “Closing”). The Closing shall occur on the Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.
               (b)       Purchase Price. The purchase price for the Common Shares and related Warrants to be purchased by each Buyer at the Closing shall be the amount set forth opposite such Buyer’s name in column (5) of the Schedule of Buyers (the “Purchase Price”) which shall be equal to the amount of $16.60 per Common Share.
               (c)       Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City Time, on the date hereof (or such other date and time as is mutually agreed to by the Company and each Buyer).
               (d)       Form of Payment. On the Closing Date, (i) each Buyer shall pay its respective Purchase Price to the Company for the Common Shares and Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall deliver to each Buyer (A) one or more stock certificates, free and clear of all restrictive and other legends (except as expressly provided in Section 2(h) hereof), evidencing the number of Common Shares such Buyer is purchasing as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers and (B) a Warrant pursuant to which such Buyer shall have the right to acquire such number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers, in each case duly executed on behalf of the Company and registered in the name of such Buyer.
     2.       BUYER’S REPRESENTATIONS AND WARRANTIES.
               Each Buyer represents and warrants with respect to only itself that:
               (a) Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.
               (b) No Public Sale or Distribution. Such Buyer is (i) acquiring the Common Shares and the Warrants and (ii) upon exercise of the Warrants will acquire the Warrant Shares issuable upon exercise thereof, in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act and such Buyer does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

2

               (c)       Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.
               (d)       Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.
               (e)       Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk and is able to afford a complete loss of such investment. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.
               (f)       No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
               (g)       Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder and sold pursuant to an effective registration statement, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(r)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be

3

pledged in connection with a bona fide margin account or other loan secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined below), including, without limitation, this Section 2(g); provided, that in order to make any sale, transfer or assignment of Securities, such Buyer and its pledgee shall make such disposition in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.
               (h)       Legends. Such Buyer understands that the certificates or other instruments representing the Common Shares and the Warrants Shares shall bear, until such time as the resale of the Common Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, and except as set forth below, any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):
[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
The legend set forth above shall be removed and the Company shall, at such Buyer’s election either (x) issue a certificate without such legend to the holder of the Common Shares or Warrant Shares upon which it is stamped or (y) issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if, unless otherwise required by state securities laws, (i) such Common Shares or Warrant Shares are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Common Shares or Warrant Shares may be made without registration under the applicable requirements of the 1933 Act and that such legend is no longer required, or (iii) such holder provides the Company with reasonable assurance that the Common Shares or Warrant Shares can be sold, assigned or transferred pursuant to Rule 144(k).

4

               (i)       Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
               (j)       No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.
               (k)       Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.
               (l)       Certain Trading Activities. Such Buyer acknowledges that it is aware, and it will advise any Affiliate (as defined in Rule 405 promulgated pursuant to the 1933 Act) of such Buyer which (x) has knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Buyer’s investments or trading or information concerning such Buyer’s investments and (z) is subject to such Buyer’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) who is unaware, that, subject to certain limited exceptions, the U.S. federal and state securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.
     3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
               The Company represents and warrants to each of the Buyers that:
               (a)       Organization and Qualification. Each of the Company and its “U.S. Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest that is organized in the United States) is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized, and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted. Each of the Company and its U.S. Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the

5

failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. Each of the Company’s “Foreign Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest that is organized in a country other than the United States), is duly organized or formed and is validly existing in good standing under the laws of the jurisdiction in which it is organized or formed and has the requisite power and authorization to own its properties and to carry on its business as now being conducted. Each of the Foreign Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its U.S. Subsidiaries and Foreign Subsidiaries (each, a “Subsidiary” and collectively, the “Subsidiaries”), taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents. The Company has no Subsidiaries except as set forth on Schedule 3(a).
               (b)       Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5), the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Common Shares and the Warrants and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrant have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
               (c)       Issuance of Securities. The Common Shares and the Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof and the Common Shares shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Common Stock. As of the Closing Date, the Company shall have duly authorized and reserved for issuance a number of shares of Common Stock which equals the number of Warrant Shares. The Company shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Capital Stock, solely

6

for the purpose of effecting the exercise of the Warrants, the number of shares of Common Stock issuable upon exercise of the Warrants. Upon exercise in accordance with the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.
               (d)       No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares and the Warrants and the reservation for issuance and issuance of the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below) or Bylaws (as defined below) of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The NASDAQ Global Market (the "Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except with regard to (ii) and (iii) where such conflict, default, rights of termination, amendment, acceleration or cancellation, violation of law, rule, regulation, order, judgment or decree would not be reasonably expected to have a Material Adverse Effect.
               (e)       Consents. Except as set forth on Schedule 3(e), the Company is not required to obtain any consent, authorization or order, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, except where the failure to obtain any consent, authorization or order of, or make any filing or registration would not be reasonably likely to result in a Material Adverse Effect. Except as set forth on Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, except where the failure to obtain any consent, authorization or order, or make any filing or registration would not be reasonably likely to result in a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.
               (f)       Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents to which such Buyer is a party and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) an Affiliate of the Company or any of its Subsidiaries or (iii) to the Knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as

7

defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act”)). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives. “Knowledge” or any derivation thereof with respect to the Company or any of its Subsidiaries means the conscious awareness of Nigel Lovett, Michael FitzGerald, Doug Weir or Charles Campise of a particular fact or other matter.
               (g)       No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged Merrill Lynch & Co., Inc. as placement agent (the “Agent”) in connection with the sale of the Securities. Other than the Agent, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.
               (h)       No Integrated Offering. None of the Company, its Subsidiaries, any of their Affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause the purchase and sale of the Securities contemplated hereby to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market. None of the Company, its Subsidiaries, their Affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the purchase and sale of the Securities contemplated hereby to be integrated with other offerings.
               (i)       Application of Takeover Protections; Rights Agreement. Except as set forth in Schedule 3(i), the Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the State of Delaware which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company has not adopted a stockholder rights plan or similar

8

arrangement relating to accumulations of beneficial ownership of Securities or a change in control of the Company.
               (j)       SEC Documents; Financial Statements. Except as set forth in Schedule 3(j), during the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof or prior to the date of the Closing, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth in Schedule 3(j), as of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Except as set forth in Schedule 3(j), such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(e) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.
               (k)       Absence of Certain Changes. Except as disclosed in Schedule 3(k), since December 31, 2005, there has been no change or development that would reasonably be expected to result in a Material Adverse Effect. Except as disclosed in Schedule 3(k), since December 31, 2005, the Company has not (i) declared or paid any dividends, (ii) sold any assets outside of the ordinary course of business or (iii) had capital expenditures outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any Knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(k), “Insolvent” means, with respect to any Person (as defined in Section 3(r)) (i) the present fair saleable value of such Person’s assets is less than the

9

amount required to pay such Person’s total Indebtedness (as defined in Section 3(r)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.
               (l)       No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.
               (m)       Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under their respective Certificate of Incorporation or Bylaws. Neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign judgment, decree or order or any statute, ordinance, rule or regulation (collectively, “Laws”) applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any Laws, in both cases, except for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Except as set forth on Schedule 3(m), since December 31, 2005, (i) the Common Stock has been designated for quotation or listed on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations, permits and other approvals (“Permits”) issued by the appropriate federal, state or foreign regulatory authorities necessary under Laws to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and to the Knowledge of the Company or any Subsidiary, neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such Permits.
               (n)       Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as

10

amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
               (o)       Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.
               (p)       Transactions With Affiliates. Except as set forth on Schedule 3(p), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.
               (q)       Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (y) 30,000,000 shares of Common Stock, of which as of the date hereof, 16,215,829 shares are issued and outstanding, 1,156,368 shares are reserved for issuance pursuant to the Company’s employee incentive plan and other options and warrants outstanding and 2,464,766 shares are reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, shares of Common Stock and (z) 4,000,000 shares of preferred stock, par value $1.00 per share, of which as of the date hereof, 72,000 shares are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as set forth on Schedule 3(q): (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 3(s)) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or

11

any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no material liabilities or material obligations required to be disclosed in the SEC Documents (as defined herein) but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or any Subsidiary’s respective businesses. The Company has furnished or made available to the Buyer upon such Buyer’s request, true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof and the certificate or articles of incorporation or other organizational documents of the Subsidiaries (collectively, the “Certificate of Incorporation”), and the Company’s Bylaws and the bylaws or other similar documents of the Subsidiaries, as amended and as in effect on the date hereof (collectively, the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.
               (r)       Indebtedness and Other Contracts. Except as disclosed in Schedule 3(r), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, or (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is reasonably expected to have a Material Adverse Effect. Schedule 3(r) provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) "Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business) (including, without limitation, “capital leases” in accordance with generally accepted accounting principles), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation”

12

means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
               (s)       Absence of Litigation. Except as set forth on Schedule 3(s), there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the Knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of its Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise. The matters set forth on Schedule 3(s) would not have a Material Adverse Effect.
               (t)       Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Except as set forth on Schedule 3(t), neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
               (u)       Employee Relations. (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.
                         (ii)       The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

13

               (v)       Title. Except as set forth on Schedule 3(v), the Company and its Subsidiaries have good and defensible title to all properties and assets owned by them, in each case free and clear of any security interests, mortgages, liens, encumbrances, claims or other defects, except (i) such as would not materially and adversely affect the value of such property and (ii) such as would not materially interfere with the current use of such property by the Company or its Subsidiaries. The real property, improvements, equipment and personal property held under lease by the Company or Subsidiaries are held under valid and enforceable leases, with such exceptions as would not materially interfere with the current use of such real property, improvements, equipment or personal property by the Company or Subsidiaries. As used herein, the term “lease” shall not include any exploration, exploitation or rehabilitation permit held by the Company or its Subsidiaries.
               (w)       Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, original works of authorship, trade secrets and other intellectual property rights and all applications related thereto (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. None of the Company’s or its Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. The Company does not have any Knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding made or brought, or to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. To the Knowledge of the Company, there are no facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.
               (x)       Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all Permits necessary under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such Permits where, in each case, the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all Laws relating to pollution or protection of human health and the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.
               (y)       Subsidiary Rights. Except as set forth on Schedule 3(y), the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by

14

applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.
               (z)       Tax Status. The Company and each of its Subsidiaries (i) has made or filed all federal, foreign and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.
               (aa)       Internal Accounting and Disclosure Controls. Except as set forth on Schedule 3(aa), the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as set forth on Schedule 3(aa), the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as set forth on Schedule 3(aa), during the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries have received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.
               (bb)       Form S-1 Eligibility. The Company is eligible to register the Common Shares and the Warrant Shares for resale by the Buyers using Form S-1 promulgated under the 1933 Act.
               (cc)       Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.
               (dd)       Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to

15

result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Agent paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.
               (ee)       Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.
               (ff)       Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.
               (gg)       Acknowledgement Regarding Buyers’ Trading Activity. It is understood and acknowledged by the Company (i) that none of the Buyers have been asked by the Company or its Subsidiaries to agree, nor has any Buyer agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that any Buyer, and counterparties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iii) that each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further understands and acknowledges that (a) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any of the documents executed in connection herewith.
               (hh)       U.S. Real Property Holding Corporation. The Company is not, has never been, and so long as any Securities remain outstanding, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Buyer’s request.
               (ii) Disclosure. Other than with respect to the occurrence of the purchase and sale contemplated hereby, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their respective agents or counsel with any information that currently constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are

16

true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any Subsidiary or either of its or their respective business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company’s reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act). The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.
     4.       COVENANTS.
               (a)       Reasonable Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 5, 6 and 7 of this Agreement.
               (b)       Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.
               (c)       Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Common Shares and Warrant Shares and none of the Warrants are outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.
               (d)       Use of Proceeds. The Company will use the proceeds from the sale of the Securities for general corporate purposes, including general and administrative expenses and not for (i) the repayment of any outstanding Indebtedness of the Company or any of its Subsidiaries, or (ii) the redemption or repurchase of any of its or its Subsidiaries’ equity securities.
               (e)       Financial Information. The Company agrees to send the following to each Investor during the Reporting Period (i) unless the following are filed with the SEC through

17

EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, and (ii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
               (f)       Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock’s authorization for listing on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).
               (g)       Fees. Subject to Section 8 below, at Closing, the Company shall pay an expense allowance to Capital Ventures International LP (a Buyer) or its designee(s) (in addition to any other expense amounts paid to any Buyer prior to the date of this Agreement) for all reasonable costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), in an amount not to exceed $30,000 (in addition to any other expense amounts paid to any Buyer prior to the date of this Agreement), which amount shall be withheld by such Buyer from its Purchase Price at the Closing. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions relating to or arising out of the transactions contemplated hereby and incurred by the Company, including, without limitation, any fees payable to the Agent. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.
               (h)       Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(g) of this Agreement; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(g) of this Agreement in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and

18

deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.
               (i)       Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the first Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement) and the form of the Registration Rights Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Buyer or as may be required under the terms of the Transaction Documents. If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries, it may provide the Company with written notice thereof. The Company shall, within five (5) Trading Days of receipt of such notice, make public disclosure of such material, nonpublic information. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise, unless such disclosure is required by law, regulation or the Principal Market.
               (j)       Additional Registration Statements. Until the date that is 90 calendar days from the Effective Date (as defined in the Registration Rights Agreement), the Company will not file a new registration statement under the 1933 Act relating to securities that are not the Securities other than a Form S-8 or Form S-4; for the avoidance of doubt, the foregoing shall not restrict the Company’s ability to amend a registration statement of the Company already on file with the SEC (an "Existing Registration Statement”) (or supplement the prospectus contained

19

therein) provided that neither the amendment nor the prospectus supplement increases the aggregate number of shares of Common Stock registered pursuant to such Existing Registration Statement.
               (k)       Corporate Existence. So long as any Buyer beneficially owns any Securities, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company’s assets, where the surviving or successor entity in such transaction (i) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose common stock is quoted on or listed for trading on the Principal Market, the NASDAQ Capital Market, The NASDAQ Global Select Market, the New York Stock Exchange or the American Stock Exchange.
               (l)       Additional Issuances of Securities.
                         (i)       For purposes of this Section 4(l), the following definitions shall apply.
                           (1)       “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer, consultant or director for services provided to the Company.
                           (2)       “Common Stock Equivalents” means, collectively, Options and Convertible Securities.
                           (3)       “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.
                           (4)       “Excluded Securities” means Common Stock issued or issuable: (i) in connection with any Approved Stock Plan, (ii) upon exercise of the Warrants, (iii) upon exercise or conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the Closing Date, provided that the terms of such Options or Convertible Securities are not materially amended, modified or changed on or after the Closing Date, including, without limitation any amendment, modification or change to decrease the exercise or conversion price, increase the term of, or increase the number of shares issuable upon conversion or exercise of such Option or Convertible Security and (iv) in connection with any strategic acquisition or strategic transaction by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital.
                           (5)       “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.
                           (6)       “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal

20

trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York City time).
                         (ii)       From the date hereof until the Effective Date (the “Trigger Date”), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement”); provided that the foregoing shall not apply to any Subsequent Placement which does not have the right to be registered for resale prior to the three (3) month anniversary of the Effective Date.
                         (iii)       The restrictions contained in subsections (ii) of this Section 4(l) shall not apply in connection with the issuance of any Excluded Securities.
               (m)       Variable Securities. For so long as any Securities remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price.
               (n)       Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.
     5.       REGISTER; TRANSFER AGENT INSTRUCTIONS.
               (a)       Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Common Shares and the Warrants, in which the Company shall record the name and address of the Person in whose name the Common Shares and the Warrants have been issued (including the name and address of each transferee), the number of Common Shares held by such Person and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.
               (b)       Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its

21

respective nominee(s), for the Common Shares, and the Warrant Shares issued at the Closing or upon exercise of the Warrants in such amounts as specified from time to time by each Buyer to the Company upon exercise of the Warrants in the form of Exhibit C attached hereto (the "Irrevocable Transfer Agent Instructions”). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(h) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(h) and the other Transaction Documents, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Common Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Common Shares or Warrant Shares to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.
               (c)       Additional Relief. If the Company shall fail for any reason or for no reason to issue to the Buyer unlegended certificates or issue such Common Shares or Warrant Shares to such Buyer by electronic delivery at the applicable balance account at DTC within three (3) Trading Days (as defined below) after the receipt of documents necessary for the removal of the legend set forth in Section 2(h) above (the “Deadline Date”), then in addition to all other remedies available to the Buyer, if on or after the Trading Day immediately following such three Trading Day period, the Buyer purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Buyer of such Common Shares or Warrant Shares that the Buyer anticipated receiving without legend from the Company (a “Buy-In"), then the Company shall, within three (3) Business Days after the Buyer’s request and in the Buyer’s discretion, either (i) pay cash to the Buyer in an amount equal to the Buyer’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price"), at which point the Company’s obligation to deliver such unlegended Common Shares or Warrant Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Buyer such unlegended Common Shares or Warrant Shares as provided above and pay cash to the Buyer in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Removal Date. For purposes hereof, “Closing Bid Price” means, for any security as of any date, the last closing bid price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price then the last bid price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price of

22

such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holder of Securities. If the Company and the holder of Securities are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 9(p). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.
     6.       CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.
               The obligation of the Company hereunder to issue and sell the Common Shares and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:
                         (i)       Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.
                         (ii)       Such Buyer shall have delivered to the Company the Purchase Price (less, in the case of Capital Ventures International LP, the amounts withheld pursuant to Section 4(g)) for the Common Shares and the related Warrants being purchased by such Buyer and each other Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.
                         (iii)       The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.
     7.       CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.
               The obligation of each Buyer hereunder to purchase the Common Shares and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

23

                         (i)       The Company shall have executed and delivered to such Buyer (i) each of the Transaction Documents and (ii) the Common Shares (in such amounts as is set forth across from such Buyer’s name in column (3) of the Schedule of Buyers) and the related Warrants (in such amounts as is set forth across from such Buyer’s name in column (4) of the Schedule of Buyers) being purchased by such Buyer at the Closing pursuant to this Agreement.
                         (ii)       Such Buyer shall have received the opinion of Haynes and Boone, LLP, the Company’s outside counsel (“Company Counsel”), dated as of the Closing Date, in substantially the form of Exhibit D attached hereto.
                         (iii)       The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit C attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.
                         (iv)       The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each of its U.S. Subsidiaries in such corporation’s state of incorporation issued by the Secretary of State of such state of incorporation as of a date within 10 days of the Closing Date.
                         (v)       The Company shall have delivered to such Buyer a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within 10 days of the Closing Date.
                         (vi) The Common Stock (I) shall be listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.
                         (vii)       The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within 10 days of the Closing Date.
                         (viii)       The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit D.
                         (ix)       (i) The representations and warranties of the Company, to the extent not qualified by materiality or Material Adverse Effect, shall have been true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct in all material respects as of such specified date), (ii) the representations and warranties of the Company, to the extent qualified by materiality or Material Adverse Effect,

24

shall have been true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and (iii) the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Senior Vice President and Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit E.
                         (x)       The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.
                         (xi)       The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.
                         (xii)       The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.
     8.       TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, this if this Agreement is terminated pursuant to this Section 8 by Capital Ventures International, LP, the Company shall remain obligated to reimburse Capital Ventures International, LP for the expenses described in Section 4(g) above.
     9.       MISCELLANEOUS.
               (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such

25

service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
               (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.
               (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
               (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
               (e)       Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of Securities representing at least a majority of the amount of the Common Shares, or, if prior to the Closing Date, the Buyers listed on the Schedule of Buyers as being obligated to purchase at least a majority of the amount of the Common Shares, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers, holders of Common Shares and holders of the Warrants, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Common Shares then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Common Shares or holders of Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in

26

this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.
               (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
     If to the Company:
Toreador Resources Corporation
4809 Cole Avenue
Suite 108
Dallas, Texas 75205
Telephone: (214) 559-3933
Facsimile: (214) 559-3945
Attention: Doug Weir
     with a copy (for informational purposes only) to:
Haynes and Boone, LLP
901 Main St., Suite 3100
Dallas, TX 75202
Telephone: (214) 651-5562
Facsimile: (214) 200-0676
Attention: Janice V. Sharry, Esq.
     If to the Transfer Agent:
American Stock Transfer & Trust Company
59 Maiden Lane — Plaza Level
New York, NY 10038
Telephone: (718) 921-8293
Facsimile: (718) 921-8334
Attention: Issac Kagan
If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, with a copy (for informational purposes only) to:
Schulte Roth & Zabel LLP
919 Third Avenue

27

New York, New York 10022
Telephone: (212) 756-2000
Facsimile: (212) 593-5955
Attention: Eleazer N. Klein, Esq.
or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.
               (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of Common Shares representing at least a majority of the number of the Common Shares, including by merger or consolidation. A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.
               (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
               (i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing and the delivery and exercise of Securities, as applicable. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.
               (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
               (k) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits,

28

claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (other than incidental or consequential damages, losses, liabilities and expenses) (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.
               (l)       No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
               (m)       Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.
               (n)       Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
               (o)       Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the

29

Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
               (p)       Dispute Resolution. In the case of a dispute as to the determination of the Closing Bid Price, the Company shall submit the disputed determinations via facsimile within two Business Days of receipt of the notice giving rise to such dispute to the Buyer. If the Buyer and the Company are unable to agree upon such determination of the Closing Bid Price within three Business Days of such disputed determination being submitted to the Buyer, then the Company shall, within two Business Days submit via facsimile the disputed determination of the Closing Bid Price to an independent, reputable investment bank selected by the Company and approved by the Buyer. The Company shall cause at its expense the investment bank to perform the determinations and notify the Company and the Buyer of the results no later than ten Business Days from the time it receives the disputed determinations. Such investment bank’s determination shall be binding upon all parties absent demonstrable error.
               (q)       Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company will not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.
[Signature Page Follows]

30

     IN WITNESS WHEREOF, each Buyer and the Company have caused its respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY: TOREADOR RESOURCES CORPORATION
By:	/s/ Douglas Weir
	Name:	Douglas Weir
	Title:	Senior VP & CFO

[Signature Page to Securities Purchase Agreement]

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: CAPITAL VENTURES INTERNATIONAL
By:	Heights Capital Management, Inc., its authorized agent

By:	/s/ Martin Kobinger
	Name:	Martin Kobinger
	Title:	Investment Manager

[Signature Page to Securities Purchase Agreement]

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: GOLDMAN SACHS & CO.
By:	/s/ Albert Dombrowski
	Name:	Albert Dombrowski
	Title:	Authorized Signatory

[Signature Page to Securities Purchase Agreement]

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: SF CAPITAL PARTNERS LTD.
By:	/s/ Brian H. Davidson
	Name:	Brian H. Davidson
	Title:	Managing Director

[Signature Page to Securities Purchase Agreement]

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: OLD LANE, LP ON BEHALF OF OLD LANE CAYMAN MASTER FUND, LP
By:	/s/ Jonathan Barton
	Name:	Jonathan Barton
	Title:	Managing Director

[Signature Page to Securities Purchase Agreement]

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: OLD LANE, LP ON BEHALF OF OLD LANE HMA MASTER FUND, LP
By:	/s/ Jonathan Barton
	Name:	Jonathan Barton
	Title:	Managing Director

[Signature Page to Securities Purchase Agreement]

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: OLD LANE, LP ON BEHALF OF OLD LANE US MASTER FUND, LP
By:	/s/ Jonathan Barton
	Name:	Jonathan Barton
	Title:	Managing Director

[Signature Page to Securities Purchase Agreement]

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)

		Number of	Number of		Legal Representative’s
Buyer	Address and Facsimile Number	Common Shares	Warrant Shares	Purchase Price	Address and Facsimile Number

Capital Ventures International LP	c/o Heights Capital Management, Inc.	903,614	163,052	$15,000,000	Schulte Roth & Zabel LLP
	101 California Street, Suite 3250 San Francisco, CA 94111 Attention: Martin Kobinger Facsimile: (415) 403-6525 Telephone: (415) 403-6500 Residence: Cayman Islands				919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

Goldman Sachs & Co.	85 Broad Street New York, NY 10004-2456 Attention: Daniel Oneglia Tel: 212-902-8212 daniel.oneglia@gs.com	903,614	163,052	$15,000,000	Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 Attention: Erik Tavzel Facsimile: (212) 474-3700 Telephone: (212) 474-1796

(1)	(2)	(3)	(4)	(5)	(6)

		Number of	Number of		Legal Representative’s
Buyer	Address and Facsimile Number	Common Shares	Warrant Shares	Purchase Price	Address and Facsimile Number
SF Capital Partners Ltd.	c/o Stark Offshore Management LLC	602,410	108,701	$10,000,000
	3600 South Lake Drive St. Francis, WI 53235 Attention: Brian Davidson Tel: 414-294-7016 Fax: 414-294-7700 bdavidson@starkinvestments.com

Old Lane Cayman Master Fund, LP	Old Lane, LP	179,518	32,393	$2,980,000
	500 Park Avenue, 2nd Floor New York, NY 10022 Attention: Jonathan Barton Chief Financial Officer Tel: 212-572-3260 jonathan.barton@oldlane.com

Old Lane HMA Master Fund, LP	Old Lane, LP	50,904	9,185	$845,000
	500 Park Avenue, 2nd Floor New York, NY 10022 Attention: Jonathan Barton Chief Financial Officer Tel: 212-572-3260 jonathan.barton@oldlane.com

Old Lane US Master Fund, LP	Old Lane, LP	70,783	12,772	$1,175,000
	500 Park Avenue, 2nd Floor New York, NY 10022 Attention: Jonathan Barton Chief Financial Officer Tel: 212-572-3260 jonathan.barton@oldlane.com
[Signature Page to Securities Purchase Agreement]

[Signature Page to Securities Purchase Agreement]

EXHIBITS

Exhibit A	Form of Warrant
Exhibit B	Form of Registration Rights Agreement
Exhibit C	Form of Irrevocable Transfer Agent Instructions
Exhibit D	Form of Company Counsel Opinion
Exhibit E	Form of Secretary’s Certificate
Exhibit F	Form of Officer’s Certificate

SCHEDULES

Schedule 3(a)	-	List of Subsidiaries
Schedule 3(e)	-	Consents
Schedule 3(i)	-	Application of Takeover Protections
Schedule 3(j)	-	SEC Documents
Schedule 3(k)	-	Absence of Certain Changes
Schedule 3(m)	-	Conduct of Business
Schedule 3(p)	-	Transactions with Affiliates
Schedule 3(q)	-	Equity Capitalization
Schedule 3(r)	-	Indebtedness and Other Contracts
Schedule 3(s)	-	Absence of Litigation
Schedule 3(t)	-	Insurance
Schedule 3(v)	-	Title
Schedule 3(y)		Subsidiary Rights
Schedule 3(aa)	-	Internal Accounting and Disclosure Controls

EXHIBIT A
[FORM OF WARRANT]
NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
TOREADOR RESOURCES CORPORATION
Warrant To Purchase Common Stock
Warrant No.:
Number of Shares:
March 23, 2007 (“Issuance Date”)
          Toreador Resources Corporation, a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [CAPITAL VENTURES INTERNATIONAL LP] [GOLDMAN SACHS & CO.] [SF CAPITAL PARTNERS LTD.] [OLD LANE CAYMAN MASTER FUND, LP] [OLD LANE HMA MASTER FUND, LP] [OLD LANE US MASTER FUND, LP], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the date hereof, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), ___(___)1 fully paid nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”). To the extent any holder of SPA Warrants (as defined below) has not exercised its SPA Warrants in full (such unexercised number of Warrant Shares, collectively, the “Remaining Shares”) on

[1]Insert a number of shares equal to such Holder’s pro rata portion of 489,155 shares.

or prior to 11:59 p.m., New York time, on the Expiration Date, the number of Warrant Shares for which the SPA Warrants of each other holder of SPA Warrants who has exercised its SPA Warrants in full on such date (the “Fully Exercised Holders”) shall be increased by such Fully Exercised Holder’s pro rata portion of the Remaining Shares and the Expiration Date of the SPA Warrants held by the Fully Exercised Holders shall be extended by five Trading Days (as defined in the Securities Purchase Agreement). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 12. This Warrant is one of the Warrants to purchase Common Stock (the “SPA Warrants”) issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of March 21, 2007 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein (the “Securities Purchase Agreement”).
     10. EXERCISE OF WARRANT.
          Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the date hereof, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (the "Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii) above, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 5(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.
          Exercise Price. For purposes of this Warrant, “Exercise Price” means $16.60, subject to adjustment as provided herein.
          Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 9(p) of the Securities Purchase Agreement.
     11. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. THE EXERCISE PRICE AND THE NUMBER OF WARRANT SHARES SHALL BE ADJUSTED FROM TIME TO TIME AS FOLLOWS:
          Adjustment upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.
     12. NONCIRCUMVENTION. THE COMPANY HEREBY COVENANTS AND AGREES THAT THE COMPANY WILL NOT, BY AMENDMENT OF ITS CERTIFICATE OF INCORPORATION, BYLAWS OR THROUGH ANY REORGANIZATION, TRANSFER OF ASSETS, CONSOLIDATION, MERGER, SCHEME OF ARRANGEMENT, DISSOLUTION, ISSUE OR SALE OF SECURITIES, OR ANY OTHER VOLUNTARY ACTION, AVOID OR SEEK TO AVOID THE OBSERVANCE OR PERFORMANCE OF ANY OF THE TERMS OF THIS WARRANT, AND WILL AT ALL TIMES IN GOOD FAITH CARRY OUT ALL THE PROVISIONS OF THIS WARRANT AND TAKE ALL ACTION AS MAY BE REQUIRED TO PROTECT THE RIGHTS OF THE HOLDER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE COMPANY (I) SHALL NOT INCREASE THE PAR VALUE OF ANY SHARES OF COMMON STOCK RECEIVABLE UPON THE EXERCISE OF THIS WARRANT ABOVE THE EXERCISE PRICE THEN IN EFFECT, (II) SHALL TAKE ALL SUCH ACTIONS AS MAY BE NECESSARY OR APPROPRIATE IN ORDER THAT THE COMPANY MAY VALIDLY AND LEGALLY ISSUE FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK UPON THE EXERCISE OF THIS WARRANT, AND (III) SHALL, SO LONG AS ANY OF THE SPA WARRANTS ARE OUTSTANDING, TAKE ALL ACTION NECESSARY TO RESERVE

AND KEEP AVAILABLE OUT OF ITS AUTHORIZED AND UNISSUED SHARES OF COMMON STOCK, SOLELY FOR THE PURPOSE OF EFFECTING THE EXERCISE OF THE SPA WARRANTS, THE NUMBER OF SHARES OF COMMON STOCK AS SHALL FROM TIME TO TIME BE NECESSARY TO EFFECT THE EXERCISE OF THE SPA WARRANTS THEN OUTSTANDING (WITHOUT REGARD TO ANY LIMITATIONS ON EXERCISE).
     13. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, THE HOLDER, SOLELY IN SUCH PERSON’S CAPACITY AS A HOLDER OF THIS WARRANT, SHALL NOT BE ENTITLED TO VOTE OR RECEIVE DIVIDENDS OR BE DEEMED THE HOLDER OF SHARE CAPITAL OF THE COMPANY FOR ANY PURPOSE, NOR SHALL ANYTHING CONTAINED IN THIS WARRANT BE CONSTRUED TO CONFER UPON THE HOLDER, SOLELY IN SUCH PERSON’S CAPACITY AS THE HOLDER OF THIS WARRANT, ANY OF THE RIGHTS OF A STOCKHOLDER OF THE COMPANY OR ANY RIGHT TO VOTE, GIVE OR WITHHOLD CONSENT TO ANY CORPORATE ACTION (WHETHER ANY REORGANIZATION, ISSUE OF STOCK, RECLASSIFICATION OF STOCK, CONSOLIDATION, MERGER, CONVEYANCE OR OTHERWISE), RECEIVE NOTICE OF MEETINGS, RECEIVE DIVIDENDS OR SUBSCRIPTION RIGHTS, OR OTHERWISE, PRIOR TO THE ISSUANCE TO THE HOLDER OF THE WARRANT SHARES WHICH SUCH PERSON IS THEN ENTITLED TO RECEIVE UPON THE DUE EXERCISE OF THIS WARRANT. IN ADDITION, NOTHING CONTAINED IN THIS WARRANT SHALL BE CONSTRUED AS IMPOSING ANY LIABILITIES ON THE HOLDER TO PURCHASE ANY SECURITIES (UPON EXERCISE OF THIS WARRANT OR OTHERWISE) OR AS A STOCKHOLDER OF THE COMPANY, WHETHER SUCH LIABILITIES ARE ASSERTED BY THE COMPANY OR BY CREDITORS OF THE COMPANY. NOTWITHSTANDING THIS SECTION 4, THE COMPANY SHALL PROVIDE THE HOLDER WITH COPIES OF THE SAME NOTICES AND OTHER INFORMATION GIVEN TO THE STOCKHOLDERS OF THE COMPANY GENERALLY, CONTEMPORANEOUSLY WITH THE GIVING THEREOF TO THE STOCKHOLDERS.
     14. REISSUANCE OF WARRANTS.
          Transfer of Warrant. If this Warrant is to be transferred in accordance with Section 11, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 5(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 5(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.
          Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 5(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.
          Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 5(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.
          Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 5(a) or Section 5(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

     15. NOTICES. WHENEVER NOTICE IS REQUIRED TO BE GIVEN UNDER THIS WARRANT, UNLESS OTHERWISE PROVIDED HEREIN, SUCH NOTICE SHALL BE GIVEN IN ACCORDANCE WITH SECTION 9(F) OF THE SECURITIES PURCHASE AGREEMENT. THE COMPANY SHALL PROVIDE THE HOLDER WITH PROMPT WRITTEN NOTICE OF ALL ACTIONS TAKEN PURSUANT TO THIS WARRANT, INCLUDING IN REASONABLE DETAIL A DESCRIPTION OF SUCH ACTION AND THE REASON THEREFORE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE COMPANY WILL GIVE WRITTEN NOTICE TO THE HOLDER (I) IMMEDIATELY UPON ANY ADJUSTMENT OF THE EXERCISE PRICE, SETTING FORTH IN REASONABLE DETAIL, AND CERTIFYING, THE CALCULATION OF SUCH ADJUSTMENT AND (II) AT LEAST FIFTEEN DAYS PRIOR TO THE DATE ON WHICH THE COMPANY CLOSES ITS BOOKS OR TAKES A RECORD (A) WITH RESPECT TO ANY DIVIDEND OR DISTRIBUTION UPON THE SHARES OF COMMON STOCK, (B) WITH RESPECT TO ANY GRANTS, ISSUANCES OR SALES OF ANY OPTIONS, CONVERTIBLE SECURITIES OR RIGHTS TO PURCHASE STOCK, WARRANTS, SECURITIES OR OTHER PROPERTY TO HOLDERS OF SHARES OF COMMON STOCK, AS A WHOLE, OR (C) FOR DETERMINING RIGHTS TO VOTE WITH RESPECT TO ANY FUNDAMENTAL TRANSACTION, DISSOLUTION OR LIQUIDATION, PROVIDED IN EACH CASE THAT SUCH INFORMATION SHALL BE MADE KNOWN TO THE PUBLIC PRIOR TO OR IN CONJUNCTION WITH SUCH NOTICE BEING PROVIDED TO THE HOLDER.
     16. AMENDMENT AND WAIVER. EXCEPT AS OTHERWISE PROVIDED HEREIN, THE PROVISIONS OF THIS WARRANT MAY BE AMENDED AND THE COMPANY MAY TAKE ANY ACTION HEREIN PROHIBITED, OR OMIT TO PERFORM ANY ACT HEREIN REQUIRED TO BE PERFORMED BY IT, ONLY IF THE COMPANY HAS OBTAINED THE WRITTEN CONSENT OF THE REQUIRED HOLDERS; PROVIDED THAT NO SUCH ACTION MAY INCREASE THE EXERCISE PRICE OF ANY SPA WARRANT OR DECREASE THE NUMBER OF SHARES OR CLASS OF STOCK OBTAINABLE UPON EXERCISE OF ANY SPA WARRANT WITHOUT THE WRITTEN CONSENT OF THE HOLDER. NO SUCH AMENDMENT SHALL BE EFFECTIVE TO THE EXTENT THAT IT APPLIES TO LESS THAN ALL OF THE HOLDERS OF THE SPA WARRANTS THEN OUTSTANDING.
     17. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS WARRANT SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTIONS) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTIONS OTHER THAN THE STATE OF NEW YORK.
     18. CONSTRUCTION; HEADINGS. THIS WARRANT SHALL BE DEEMED TO BE JOINTLY DRAFTED BY THE COMPANY AND ALL THE BUYERS AND SHALL

NOT BE CONSTRUED AGAINST ANY PERSON AS THE DRAFTER HEREOF. THE HEADINGS OF THIS WARRANT ARE FOR CONVENIENCE OF REFERENCE AND SHALL NOT FORM PART OF, OR AFFECT THE INTERPRETATION OF, THIS WARRANT.
     19. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. THE REMEDIES PROVIDED IN THIS WARRANT SHALL BE CUMULATIVE AND IN ADDITION TO ALL OTHER REMEDIES AVAILABLE UNDER THIS WARRANT AND THE OTHER TRANSACTION DOCUMENTS, AT LAW OR IN EQUITY (INCLUDING A DECREE OF SPECIFIC PERFORMANCE AND/OR OTHER INJUNCTIVE RELIEF), AND NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE HOLDER RIGHT TO PURSUE ACTUAL DAMAGES FOR ANY FAILURE BY THE COMPANY TO COMPLY WITH THE TERMS OF THIS WARRANT. THE COMPANY ACKNOWLEDGES THAT A BREACH BY IT OF ITS OBLIGATIONS HEREUNDER WILL CAUSE IRREPARABLE HARM TO THE HOLDER AND THAT THE REMEDY AT LAW FOR ANY SUCH BREACH MAY BE INADEQUATE. THE COMPANY THEREFORE AGREES THAT, IN THE EVENT OF ANY SUCH BREACH OR THREATENED BREACH, THE HOLDER OF THIS WARRANT SHALL BE ENTITLED, IN ADDITION TO ALL OTHER AVAILABLE REMEDIES, TO AN INJUNCTION RESTRAINING ANY BREACH, WITHOUT THE NECESSITY OF SHOWING ECONOMIC LOSS AND WITHOUT ANY BOND OR OTHER SECURITY BEING REQUIRED.
     20. TRANSFER. THIS WARRANT MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED WITHOUT THE CONSENT OF THE COMPANY.
     21. CERTAIN DEFINITIONS. FOR PURPOSES OF THIS WARRANT, THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING MEANINGS:
          "Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.
          "Common Stock” means (i) the Company’s shares of Common Stock, par value $0.15625 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.
          "Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.
          "Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., the American Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Capital Market.
          "Expiration Date” means the date thirty (30) days after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

          "Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock, or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.
          "Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
          "Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.
          "Principal Market” means The NASDAQ Global Market.
          "Registration Rights Agreement” means that certain registration rights agreement by and among the Company and the Buyers.
          "Required Holders” means the holders of the SPA Warrants representing at least two-thirds of shares of Common Stock underlying the SPA Warrants then outstanding.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

TOREADOR RESOURCES CORPORATION
By:
Name:
Title:

EXHIBIT A
EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK
TOREADOR RESOURCES CORPORATION
     The undersigned holder hereby exercises the right to purchase                      of the shares of Common Stock (“Warrant Shares”) of Toreador Resources Corporation, a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.
     1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as a “Cash Exercise” with respect to                      Warrant Shares.
     2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $                     to the Company in accordance with the terms of the Warrant.
     3. Delivery of Warrant Shares. The Company shall deliver to the holder                      Warrant Shares in accordance with the terms of the Warrant.
Date:                           ,

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT
     The Company hereby acknowledges this Exercise Notice and hereby directs American Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated March ___, 2007 from the Company and acknowledged and agreed to by American Stock Transfer & Trust Company.

TOREADOR RESOURCES CORPORATION
By:
Name:
Title:

2

EXHIBIT B
REGISTRATION RIGHTS AGREEMENT
          REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of March 21, 2007, by and among Toreador Resources Corporation, a Delaware corporation, with headquarters located at 4809 Cole Avenue, Suite 108, Dallas, Texas 75205 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (each, a “Buyer” and collectively, the “Buyers”).
          WHEREAS:
          A. In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to each Buyer (i) shares (the “Common Shares”) of the Company’s common stock, par value $0.15625 per share (the “Common Stock”) and (ii) warrants (the “Warrants”) which will be exercisable to purchase shares of Common Stock (as exercised, the “Warrant Shares”) in accordance with the terms of the Warrants.
          B. In accordance with the terms of the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.
          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:
          1. Definitions.
          As used in this Agreement, the following terms shall have the following meanings:
               (a) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
               (b) “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement.
               (c) “Effective Date” means the date the Registration Statement is first declared effective by the SEC.
               (d) “Effectiveness Deadline” means the date which is 150 calendar days after the Closing Date.

3

               (e) “Filing Deadline” means 60 calendar days after the Closing Date.
               (f) “Investor” means a Buyer, any transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 10 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 10.
               (g) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and governmental or any department or agency thereof.
               (h) “One Month Anniversary” means the one month anniversary of a Filing Failure, Effectiveness Failure and Maintenance Failure, as applicable.
               (h) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.
               (i) “Registrable Securities” means (i) the Common Shares, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants and (iii) any capital stock of the Company issued or issuable with respect to the Common Shares, the Warrant Shares or the Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on exercise of the Warrants.
               (j) “Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities.
               (k) “Required Holders” means the holders of at least two thirds of the Registrable Securities.
               (l) “Required Registration Amount” means the number of Common Shares issued, subject to adjustment as provided in Section 2(e).
               (m) “Rule 415” means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.
               (n) “SEC” means the United States Securities and Exchange Commission.
          Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

4

          2. Registration.
               (a) Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than the Filing Deadline, file with the SEC the Registration Statement on Form S-1 covering the resale of all of the Registrable Securities (the date of such filing, the “Filing Date”). In the event that Form S-1 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on another appropriate form reasonably acceptable to the Required Holders, subject to the provisions of Section 2(d). The Registration Statement prepared pursuant hereto shall register for resale at least the number of shares of Common Stock equal to the Required Registration Amount as of the Filing Date, subject to adjustment as provided in Section 2(e), and shall contain the “Selling Stockholders” section and “Plan of Distribution” attached hereto as Annex I. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline. By 9:30 am New York City time on the date following the Effective Date, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.
               (b) Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and each increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Investor’s Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor to the extent such shares are still required to be registered on a registration statement. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement without the prior written consent of Buyers holding at least a majority of the Registrable Securities.
               (c) Legal Counsel. Subject to Section 5 hereof, the Required Holders shall have the right to select one legal counsel to review and oversee any registration pursuant to this Section 2 (“Legal Counsel”), which shall be Schulte Roth & Zabel LLP or such other counsel as thereafter designated by the Required Holders. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company’s obligations under this Agreement.
               (d) Form S-3. The Company shall undertake to register the Registrable Securities on Form S-3 as soon as such form is available for use by the Company, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

5

               (e) Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to Section 2(a) is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or an Investor’s allocated portion of the Registrable Securities pursuant to Section 2(b), the Company shall amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount as of the trading day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than fifteen (15) days after the Company becomes aware of the necessity therefore unless audited year end financial statements would be required for such amendment or new Registration Statement, then the time period shall be 5 Business Days after the filing of the audited year end financial statements with the SEC. The Company shall use its reasonable best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed “insufficient to cover all of the Registrable Securities” if at any time the number of shares of Common Stock available for resale under such Registration Statement is less than the number of Registrable Securities that are required to be sold pursuant to a registration statement. The calculation set forth in the foregoing sentence shall be made without regard to any limitations on the exercise of the Warrants and such calculation shall assume that the Warrants are then exercisable into shares of Common Stock.
               (f) Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If (i) a Registration Statement covering all the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the Filing Deadline (a “Filing Failure”) or (B) not declared effective by the SEC on or before the Effectiveness Deadline (an “Effectiveness Failure”) or (ii) on any day after the Effective Date sales of all the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3(r)) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, to register a sufficient number of shares of Common Stock or to maintain the listing of the Common Stock) (a “Maintenance Failure”) then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), (A) the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to one percent (1.0%) of the aggregate Purchase Price (as such term is defined in the Securities Purchase Agreement) of such Investor’s Registrable Securities included in such Registration Statement on each of the following dates: (i) the day of a Filing Failure and the One Month Anniversary of such Filing Failure (pro rated for periods totaling less than thirty days); (ii) the day of an Effectiveness Failure and on the One Month Anniversary of such Effectiveness Failure (pro rated for periods totaling less than thirty days); (iii) the initial day of a Maintenance Failure and the One Month Anniversary of such Maintenance Failure (pro rated for periods totaling less than thirty days); and (B) the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to

6

two percent (2.0%) of the aggregate Purchase Price of such Investor’s Registrable Securities included in such Registration Statement on each of the following dates: (i) on the thirtieth day after the One Month Anniversary of a Filing Failure and on every thirtieth day thereafter (pro rated for periods totaling less than thirty days) until such Filing Failure is cured; (ii) on every thirtieth day after the One Month Anniversary of an Effectiveness Failure and on every thirtieth day thereafter (pro rated for periods totaling less than thirty days) until such Effectiveness Failure is cured; and (iii) on every thirtieth day after the One Month Anniversary of a Maintenance Failure and on every thirtieth day thereafter (pro rated for periods totaling less than thirty days) until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 2(g) are referred to herein as “Registration Delay Payments.” Registration Delay Payments shall be paid on the earlier of (I) the dates set forth above and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until paid in full.
               3. Related Obligations.
          At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), 2(d) or 2(e), the Company will use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:
               (a) The Company shall submit to the SEC, within five (5) Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) (or any successor thereto) promulgated under the 1933 Act or (ii) the date on which the Investors shall have sold all the Registrable Securities covered by such Registration Statement (the “Registration Period”). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.
               (b) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as

7

all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC within one Business Day after the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.
               (c) The Company shall (A) permit Legal Counsel and each Investor to review and comment upon (i) a Registration Statement at least five (5) Business Days prior to its initial filing with the SEC and (ii) all pre and post effective amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or pre or post effective amendment or supplement thereto in a form to which Legal Counsel or any Investor reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to Legal Counsel and each Investor, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor and not otherwise available on the EDGAR system, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel and any Investor in performing the Company’s obligations pursuant to this Section 3.
               (d) The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor and not otherwise available on the EDGAR system, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.
               (e) The Company shall use its reasonable best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other

8

securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.
               (f) The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(r), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.
               (g) The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.
               (h) If any Investor is required under applicable securities law to be described in the Registration Statement as an underwriter, at the reasonable request of such Investor, the Company shall furnish to such Investor, on the date of the effectiveness of the

9

Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors.
               (i) Upon the written request of any Investor in connection with any Investor’s due diligence requirements, if any, the Company shall make available for inspection by (i) any Investor, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by the Investors (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree in writing to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is required or is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.
               (j) The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.
               (k) The Company shall use its reasonable best efforts either to (i) cause all the Registrable Securities covered by a Registration Statement to be listed on each

10

securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities covered by a Registration Statement on The NASDAQ Global Market, The NASDAQ Capital Market, The NASDAQ Global Select Market, the New York Stock Exchange, the American Stock Exchange or any successors thereto and, without limiting the generality of the foregoing, to use its best efforts to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. (“NASD”) as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).
               (l) The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable and pursuant to the terms set forth in the Securities Purchase Agreement, at the Investor’s option either (i) facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities or (ii) promptly issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.
               (m) If requested by an Investor, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities.
               (n) The Company shall use its best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.
               (o) The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of a Registration Statement.

11

               (p) The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.
               (q) Within two (2) Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.
               (r) Notwithstanding anything to the contrary herein, at any time after the Effective Date, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of a Grace Period in conformity with the provisions of this Section 3(r) (provided that in each notice the Company will not disclose the content of such material, non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed thirty (30) consecutive days and during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of sixty (60) days and the first day of any Grace Period must be at least five (5) trading days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(g) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement, prior to the Investor’s receipt of the notice of a Grace Period and for which the Investor has not yet settled.
          4. Obligations of the Investors.
               (a) At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable

12

Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.
               (b) Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.
               (c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f) and for which the Investor has not yet settled.
               (d) Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.
          5. Expenses of Registration.
          All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company. The Company shall also reimburse the Investors for the fees and disbursements of Legal Counsel in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement which amount shall be limited to $20,000.
          6. Indemnification.
          In the event any Registrable Securities are included in a Registration Statement under this Agreement:
               (a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, partners, members, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs,

13

reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several , but excluding incidental and consequential damages, losses, liabilities and expenses) (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any material violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(d); (ii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, including a corrected prospectus, if such prospectus or corrected prospectus was timely made available by the Company pursuant to Section 3(d); and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 10.
               (b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934

14

Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that an Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 10. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.
               (c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the reasonable fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnified Person or the Indemnified Party, as the case may be, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprized at all times as to the status of the defense or any settlement negotiations with respect thereto. No

15

indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.
               (d) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.
               (e) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.
          7. Contribution.
          To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.
          8. Piggy-Back Registrations. If at any time during the Registration Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Investor a written notice of such determination and, if within fifteen days after the date of such notice, any such Investor shall so request in writing, the Company shall include in such

16

registration statement all or any part of such Registrable Securities such Investor requests to be registered.
          9. Reports Under the 1934 Act.
          With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:
               (a) make and keep public information available, as those terms are understood and defined in Rule 144;
               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and
               (c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.
          10. Assignment of Registration Rights.
          The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor’s Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.
          11. Amendment of Registration Rights.
          Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of

17

the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.
          12. Miscellaneous.
               (a) A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the such record owner of such Registrable Securities.
               (b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
               If to the Company:
Toreador Resources Corporation
4809 Cole Avenue, Suite 108
Dallas, Texas 75205
Telephone: (214) 559-3933
Facsimile: (214) 559-3945
Attention: Doug Weir
          With a copy (which shall not constitute notice), to
Haynes and Boone, LLP
901 Main St., Suite 3100
Dallas, TX 75202
Telephone: (214) 651-5562
Facsimile: (214) 200-0676
Attention: Janice V. Sharry, Esq.
               If to Legal Counsel:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022

18

Telephone: (212) 756-2000
Facsimile: (212) 593-5955
Attention: Eleazer Klein, Esq.
If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers attached hereto, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
               (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.
               (d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
               (e) This Agreement, the other Transaction Documents (as defined in the Securities Purchase Agreement) and the instruments referenced herein and therein constitute

19

the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.
               (f) Subject to the requirements of Section 10, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.
               (g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
               (h) This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.
               (i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
               (j) All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders, determined as if all of the Warrants held by Investors then outstanding have been exercised for Registrable Securities without regard to any limitations on exercise of the Warrants.
               (k) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.
               (l) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
               (m) The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyer, and no provision of this Agreement is intended to confer any obligations on any Buyer vis-à-vis any other Buyer. Nothing contained herein, and no action taken by any Buyer pursuant hereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.
* * * * * *

20

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY: Toreador Resources Corporation
By:
Name:
Title:

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS: CAPITAL VENTURES INTERNATIONAL
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS: GOLDMAN SACHS & CO.
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS: SF CAPITAL PARTNERS LTD.
By:
Name:
Title:
[Signature Page to Registration Rights Agreement]

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS: OLD LANE CAYMAN MASTER FUND, LP
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS: OLD LANE HMA MASTER FUND, LP
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS: OLD LANE US MASTER FUND, LP
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

SCHEDULE OF BUYERS

	Buyer Address	Buyer’s Representative’s Address
Buyer	and Facsimile Number	and Facsimile Number

Capital Ventures International	c/o Heights Capital Management, Inc.	Schulte Roth & Zabel LLP
	101 California Street, Suite 3250	919 Third Avenue
	San Francisco, CA 94111	New York, New York 10022
	Attention: Martin Kobinger	Attention: Eleazer Klein, Esq.
	Facsimile: (415) 403-6525	Facsimile: (212) 593-5955
	Telephone: (415) 403-6500	Telephone: (212) 756-2376
Residence: Cayman Islands

Goldman Sachs & Co.	85 Broad Street	Cravath, Swaine & Moore LLP
	New York, NY 10004-2456	825 Eighth Avenue
	Attention: Daniel Oneglia	New York, New York 10019
	Tel: 212-902-8212	Attention: Erik Tavzel
	daniel.oneglia@gs.com	Facsimile: (212) 474-3700
Telephone: (212) 474-1796

SF Capital Partners Ltd.	c/o Stark Offshore Management LLC
3600 South Lake Drive
St. Francis, WI 53235
Attention: Brian Davidson
Tel: 414-294-7016
Fax: 414-294-7700
bdavidson@starkinvestments.com
Old Lane Cayman Master Fund, LP	Old Lane, LP
500 Park Avenue, 2nd Floor
New York, NY 10022
Attention: Jonathan Barton
Chief Financial Officer
Tel: 212-572-3260
jonathan.barton@oldlane.com

Old Lane HMA Master Fund, LP	Old Lane, LP
500 Park Avenue, 2nd Floor
New York, NY 10022
Attention: Jonathan Barton
Chief Financial Officer
Tel: 212-572-3260
jonathan.barton@oldlane.com

Old Lane US Master Fund, LP	Old Lane, LP
500 Park Avenue, 2nd Floor
New York, NY 10022
Attention: Jonathan Barton
Chief Financial Officer
Tel: 212-572-3260
jonathan.barton@oldlane.com

EXHIBIT A
FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT
American Stock Transfer & Trust Company
59 Maiden Lane – Plaza Level
New York, NY 10038

Attention:	Issac Kagan

Re:	Toreador Resources Corporation
Ladies and Gentlemen:
          [We are][I am] counsel to Toreador Resources Corporation, a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement, dated as of March 21, 2007 (the “Securities Purchase Agreement”), entered into by and among the Company and the buyers named therein (collectively, the “Holders”) pursuant to which the Company issued to the Holders its shares of the Company’s Common Stock, par value $$0.15625 per share (the “Common Stock”) and warrants exercisable for shares of Common Stock (the “Warrants”). Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon exercise of the Warrants under the Securities Act of 1933, as amended under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on                                          , 2007, the Company filed a Registration Statement on Form S-1 (File No. 333-                    ) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.
          In connection with the foregoing, [we][I] advise you that a member of the SEC’s staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.
          Subject to the specific prohibitions contained in the Registration Rights Agreement regarding the inability to use the Registration Statement under specific circumstances (the “Registration Statement Limitations”) and in reliance upon the Holders’ representations and covenants in Section 2(g) of the Securities Purchase Agreement, this letter shall serve as our standing instruction to you that the shares of Common Stock are freely transferable by the Holders pursuant to the Registration Statement provided that the prospectus delivery requirements, if any, are complied with. Subject to the Registration Statement Limitations, you need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Holders as contemplated by the Company’s Transfer Agent

           Instructions dated March                    , 2007. This letter shall serve as our standing instruction with regard to this matter.

Very truly yours,

[ISSUER’S COUNSEL]

By:

CC: [LIST NAMES OF HOLDERS]

ANNEX I
SELLING STOCKHOLDERS
     The shares of common stock being offered by the selling stockholders are those previously issued to the Selling Stockholders and those issuable to the Selling Stockholders upon exercise of the warrants. For additional information regarding the issuances of common stock and the warrants, see “Private Placement of Common Shares and Warrants” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and the warrants, the selling stockholders have not had any material relationship with us within the past three years.
     The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder, based on its ownership of the shares of common stock and the warrants, as of                     , 2007, assuming exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on exercise.
     The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.
     In accordance with the terms of registration rights agreements with the holders of the shares of common stock and the warrants, this prospectus generally covers the resale of at least the sum of (i) the number of shares of common stock issued and (ii) the shares of common stock issued and issuable upon exercise of the related warrants, determined as if the outstanding warrants were exercised, as applicable, in full, as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Maximum Number of
Shares of Common
	Number of Shares of	Stock to be Sold	Number of Shares of
	Common Stock Owned	Pursuant to this	Common Stock Owned
Name of Selling Stockholder	Prior to Offering	Prospectus	After Offering
Capital Ventures International (1)			0

Goldman Sachs & Co.

SF Capital Partners Ltd.

Old Lane Cayman Master Fund, LP

Old Lane HMA Master Fund, LP

Old Lane US Master Fund, LP

(1)	Heights Capital Management, Inc., the authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI is affiliated with one or more registered broker-dealers. CVI purchased the shares being registered hereunder in the ordinary course of business and at the time of purchase, had no agreements or understandings, directly or indirectly, with any other person to distribute such shares.

PLAN OF DISTRIBUTION
     We are registering the shares of common stock previously issued and the shares of common stock issuable upon exercise of the warrants to permit the resale of these shares of common stock by the holders of the common stock and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.
     The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.
     The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
     Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.
     The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
     We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $[ ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.
          Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

EXHIBIT C
TRANSFER AGENT INSTRUCTIONS
TOREADOR RESOURCES CORPORATION
March                     , 2007
American Stock Transfer & Trust Company
59 Maiden Lane – Plaza Level
New York, NY 10038
Attention: Issac Kagan
Ladies and Gentlemen:
          Reference is made to that certain Securities Purchase Agreement, dated as of March 21, 2007 (the “Agreement”), by and among Toreador Resources Corporation, a Delaware corporation (the “Company”), and the investors named on the Schedule of Buyers attached thereto (collectively, the “Holders”), pursuant to which the Company is issuing to the Holders shares (the “Common Shares”) of Common Stock of the Company, par value $0.15625 per share (the “Common Stock”) and (ii) warrants (the “Warrants”), which are exercisable to purchase shares of Common Stock.
          As required by the Agreement and pursuant to the Holders’ representations and covenants contained inn Section 2(g) of the Agreement, this letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time), subject to any stop transfer instructions that we may issue to you from time to time, if at all:
          (I) To issue shares of common stock upon transfer or resale of the common shares; and
          (II) To issue shares of common stock upon the exercise of the warrants (the “warrant shares”) to or upon the order of a holder from time to time upon delivery to you of a properly completed and duly executed exercise notice, in the form attached hereto as Exhibit I, which has been acknowledged by the company as indicated by the signature of a duly authorized officer of the company thereon.
          You acknowledge and agree that so long as you have previously received (a) written confirmation from the Company’s legal counsel that either (i) a registration statement covering resales of the Common Shares and the Warrant Shares has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”) and you have not received a notice from the Company that resale of the Common Shares and Warrant Shares under a registration statement are not permitted at that time (a “No Registered Resale Notice”) pursuant to the terms of the Registration Rights

           Agreement dated as of March 21, 2007 by and among the Company and the Holders, or (ii) sales of the Common Shares and/or Warrant Shares may be made in conformity with Rule 144 under the 1933 Act (“Rule 144”) and (b) if applicable, a copy of such registration statement and you have not received a No Registered Resale Notice, then within three (3) business days after your receipt of a notice of transfer, you shall issue the certificates representing the Common Shares and the Warrant Shares registered in the names of such transferees, and such certificates shall not bear any legend restricting transfer of the Common Shares thereby and should not be subject to any stop-transfer restriction; provided, however, that if such Common Shares and Warrant Shares are not registered for resale under the 1933 Act or not able to be sold under Rule 144, then the certificates for such Common Shares and/or Warrant Shares shall bear the following legend:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
          A form of written confirmation from the Company’s outside legal counsel that a registration statement covering resales of the Common Shares and the Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit II.

          Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at                     .

Very truly yours,

TOREADOR RESOURCES CORPORATION

By:

Name:
Title:

THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO

this day of March 2007

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:

Name:

Title:

Enclosures

cc:	Capital Ventures International LP
[Other Buyers]
Eleazer Klein, Esq.

EXHIBIT I
EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK
TOREADOR RESOURCES CORPORATION
     The undersigned holder hereby exercises the right to purchase                                          of the shares of Common Stock (“Warrant Shares”) of Toreador Resources Corporation, a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.
     1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as a “Cash Exercise” with respect to                                          Warrant Shares.
     2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $                                         to the Company in accordance with the terms of the Warrant.
     3. Delivery of Warrant Shares. The Company shall deliver to the holder                      Warrant Shares in accordance with the terms of the Warrant.

Date: __, ______

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT
     The Company hereby acknowledges this Exercise Notice and hereby directs American Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated March ___, 2007 from the Company and acknowledged and agreed to by American Stock Transfer & Trust Company.

TOREADOR RESOURCES CORPORATION
By:
Name:
Title:

EXHIBIT II
FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT
American Stock Transfer & Trust Company
59 Maiden Lane – Plaza Level
New York, NY 10038
Attn: Issac Kagan
     Re:     Toreador Resources Corporation
Ladies and Gentlemen:
          We are counsel to Toreador Resources Corporation, a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement, dated as of March 21, 2007 (the “Securities Purchase Agreement”), entered into by and among the Company and the buyers named therein (collectively, the “Holders”) pursuant to which the Company issued to the Holders its shares of the Company’s Common Stock, par value $0.15625 per share (the “Common Stock”) and warrants exerciable for shares of Common Stock (the “Warrants”). Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the resale of the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on                      ___, 2007, the Company filed a Registration Statement on Form S-1 (File No. 333-                    ) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.
          In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

A-1

          Subject to the specific prohibitions contained in the Registration Rights Agreement regarding the inability to use the Registration Statement under specific circumstances (the “Registration Statement Limitations”) and in reliance upon the Holders’ representations and covenants in Section 2(g) of the Securities Purchase Agreement, this letter shall serve as our standing instruction to you that the shares of Common Stock are freely transferable by the Holders pursuant to the Registration Statement provided that the prospectus delivery requirements, if any, are complied with. Subject to the Registration Statement Limitations, you need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Holders as contemplated by the Company’s Transfer Agent Instructions dated March ___, 2007.

Very truly yours, HAYNES AND BOONE, LLP
By:

CC:     [LIST NAMES OF HOLDERS]

EXHIBIT D
March ___, 2007
Each of the Investors set forth on the Schedule of Buyers
to the Purchase Agreement (defined below)
at the respective addresses set forth in the Schedule of Buyers
Ladies and Gentlemen:
     We have acted as special counsel to Toreador Resources Corporation, a Delaware corporation (the “Company”) in connection with the transactions contemplated by the Securities Purchase Agreement (the “Purchase Agreement”), dated as of March ___, 2007, by and among the Company and each person set forth under the column “Buyer” on the Schedule of Buyers thereto (each a “Buyer” and, collectively, the “Buyers”). Pursuant to the Purchase Agreement, the Company is to issue and the Buyers are to purchase an aggregate of                   shares of the Company’s common stock, par value $0.15625 per share (the “Common Stock”) and the warrants (the “Warrants”) exercisable into an aggregate maximum number of ___ shares of Common Stock (the “Warrant Shares”) . The opinions expressed below are being delivered to the Buyers in accordance with Section 7(ii) of the Purchase Agreement. Capitalized terms used herein, unless otherwise defined herein, have the respective meanings set forth in the Purchase Agreement.
Scope of Examination and
Certain Assumptions, Qualifications, Limitations, and Exceptions
     In rendering the opinions expressed below, we have reviewed copies of the following documents (collectively, the “Transaction Documents”):
     (a) the Purchase Agreement;
     (b) the Registration Rights Agreement, dated as of March ___, 2007, by and among the Company and the Buyers; and
     (c) the Warrant Agreements dated as of the date hereof, by and among the Company and the Buyers (the “Warrant Agreements”) setting forth the terms of the Warrants (as defined in the Warrant Agreements).
     In addition to the Transaction Documents, we have reviewed and relied upon the following documents in rendering our opinions:

     (a) the Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on March 19, 2007 (the “Certificate of Incorporation”);
     (b) the Bylaws of the Company, as certified to us by the Secretary of the Company on March ___, 2007 (the “Bylaws”);
     (c) Resolutions of the Board of Directors of the Company, certified to us by the Secretary of the Company;
     (d) a Certificate of Existence and Good Standing, dated March 19, 2007 for the Company issued by the Secretary of State of the State of Delaware;
     (e) the certificates of formation, certificates of existence and good standing of the subsidiaries (the “Subsidiaries”) described on Schedule A attached hereto (collectively, the “Subsidiary Certificates”);
     (f) an Officer’s Certificate of the Company, dated March ___, 2007 (the “Officer’s Certificate”); and
     (g) such other instruments and documents as we have deemed necessary as a basis for expressing our opinions hereinafter set forth.
     The documents described in clauses (a) through (e) immediately above are collectively referred to herein as the “Organizational Documents.”
     As to various questions of fact material to the opinions expressed below, we have relied in part, and to the extent we deem reasonably necessary, on the correctness and accuracy of the representations and warranties and other information contained in the Transaction Documents, the Organizational Documents and the Officer’s Certificate, without independent check or verification of the accuracy thereof.
     In rendering the opinions expressed below, we have assumed, with your consent and without independent verification, (a) the authenticity and genuineness of all signatures on all documents that we have reviewed, (b) the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as certified, photostatic, or facsimile copies, (d) the authenticity of the originals of the documents referred to in the immediately preceding clause (c), (e) that all persons (other than the Company) executing the Transaction Documents have full power (corporate or otherwise), authority, capacity, and legal right to execute, enter into, deliver, and perform the obligations of such person(s) under the Transaction Documents to which they are a party and that the Transaction Documents have been duly authorized, executed, and delivered by all persons (other than the Company), (f) that the Transaction Documents constitute the legal, valid, binding, and enforceable agreements of all the parties thereto (other than the Company), and (g) the correctness and accuracy of all the facts set forth in all documents, minutes, certificates, and reports identified in this letter or reviewed by us.
     Our opinions expressed herein are limited to the laws of the State of New York (with respect to our opinion paragraphs 2(b), 3 and 7 below), the law of the State of Texas (with respect to opinion paragraph 1 below relating to Toreador Exploration & Production, Inc.), the General Corporation Law of the State of Delaware (the “DGCL”) (with respect to our opinion paragraphs 1, 2(a), 3, 4 and 5), and the federal laws of the United States (with respect to our opinion paragraphs 6 and 8, below), and we express no opinion herein with respect to the laws of any other jurisdiction. For the purposes of those opinions expressed below which address matters prospectively, we have assumed, with your consent, that the facts and law governing the performance by the parties of their prospective obligations under the Transaction Documents will be identical to the facts and latest compilations of law governing such performance as of the date of this letter.
     We have assumed, with your consent and without independent check or verification, for purposes of the opinions expressed below, that no mutual mistake, misunderstanding, or fraud exists with respect to any of the matters relevant to such opinions. We have also assumed, with your consent, that the parties to the Transaction Documents, and the agents of such parties, have acted in good faith and that consummation of the transactions contemplated by the Transaction Documents have complied or will comply with any requirement of good faith, fair dealing, and conscionability.
     As used in the opinions expressed below, the phrase “our Actual Knowledge” means the conscious awareness of facts or other information by the attorneys currently with our firm that are principally responsible for and have given substantial attention to the preparation and review of the Transaction Documents. We have not undertaken any investigation of the knowledge of other attorneys of this firm or any investigation to determine the existence of any other documents or facts. No inference as to our knowledge or investigation shall be drawn from the fact of our representation of any other party or otherwise.
Specific Assumptions and Qualifications on
Opinions Regarding Incorporation, Existence, and Good Standing
     In rendering the opinions expressed in Paragraph 1 below with respect to the existence and good standing of the Company, we have relied on certifications from the Secretary of State of Delaware attesting to the valid existence and good standing of such entity and express our opinions as of the dates of such certifications. In rendering the opinions expressed in Paragraph 1 below with respect to the Company being a corporation, we have relied on certifications from the Secretary of State of Delaware and express our opinions as of the dates of such certifications. In connection with our opinion in Paragraph 1 below concerning the Subsidiaries being corporations and the existence and good standing of the Subsidiaries, we have relied on the Subsidiary Certificates and express our opinions as of the dates of such certifications.

Specific Assumptions, Qualifications, Limitations,
and Exceptions Concerning Enforceability
     Our opinion in Paragraph 2 below is subject to the following:
     1. The enforceability of the Transaction Documents is subject to (a) the effects of (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, rearrangement, liquidation, conservatorship, or similar laws of general application now or hereafter in effect relating to or affecting the rights of creditors generally, (ii) general equity principles, and (iii) statutory provisions of the federal Bankruptcy Code and the Uniform Fraudulent Conveyance Act as adopted by the State of New York (and related court decisions) pertaining to the voidability of preferential or fraudulent transfers, conveyances, and obligations and (b) the application of an implied covenant of good faith and fair dealing under New York law.
     2. We express no opinion as to: (a) the enforceability of provisions of the Transaction Documents to the extent that such provisions: (i) purport to waive or affect any rights to notices required by law and that are not subject to waiver; (ii) purport to waive trial by jury; (iii) state that any Buyer’s failure or delay in exercising rights, powers, privileges or remedies under the Transaction Documents shall not operate as a waiver thereof; (iv) purport to indemnify any Buyer for violations of federal or state securities laws or environmental laws, or any obligation to the extent such obligation arises from or is a result of any Buyer’s own fraud, negligence, or willful misconduct or to the extent that such indemnification is inconsistent with public policy; (v) purport to establish or satisfy certain factual standards or conditions; (vi) purport to sever unenforceable provisions from the Transaction Documents, to the extent that the enforcement of remaining provisions would frustrate the fundamental intent of the parties to such documents; (vii) purport to restrict access to legal or equitable remedies; (viii) purport to waive any claim of the Company against any Buyer arising out of, or in any way related to, the Transaction Documents; or (ix) provide that decisions by a party are conclusive or may be made in its sole discretion; (b) whether a court would grant specific performance or any other equitable remedy with respect to enforcement of any provision contained in the Transaction Documents; (c) the enforceability of any provision in the Transaction Documents that purports to appoint an agent for service of process or establish or otherwise affect jurisdiction, venue, evidentiary standards, or limitation periods, or procedural rights in any suit or other proceeding; or (d) the enforceability of any provision in the Transaction Documents that purports to waive, subordinate, or otherwise restrict or deny access to rights, benefits, claims, causes of action, or remedies that cannot be waived, subordinated, or otherwise restricted or denied.
     3. We express no opinion regarding the enforceability of any documents or agreements referenced in the Transaction Documents (other than the Transaction Documents).
     4. We express no opinion as to any provision relating to choice of governing law contained in the Transaction Documents to the extent the application of such provision may be subject to constitutional limitations.
Specific Limitations and Qualifications on

Opinions Regarding Violation of Laws
     With respect to our opinions in Paragraph 3 below with respect to no violation of any applicable law and our opinions in Paragraph 7 below as to the lack of any required consents, approvals, or authorizations of governmental authorities, our opinions are expressed only with respect to statutes or regulations that a lawyer in New York exercising reasonable and customary professional diligence would reasonably recognize as being applicable to the parties to or the transactions contemplated by the Transaction Documents. In addition, we express no opinion as to the following: (a) federal securities laws and regulations administered by the Securities and Exchange Commission (except to the extent stated in Paragraph 6 below), New York or any other state “Blue Sky” laws and regulations (except to the extent stated in Paragraph 7 below), and laws and regulations relating to commodity (and other) futures and indices and other similar instruments; (b) pension and employee benefit laws and regulations; (c) antitrust and unfair competition laws and regulations; (d) compliance with any fiduciary duty or similar requirements; (e) fraudulent transfer and fraudulent conveyance laws; (f) environmental laws and regulations; (g) land use and subdivision laws and regulations; (h) tax laws and regulations; (i) racketeering laws and regulations (e.g., RICO); (j) laws, regulations, and policies concerning: i) national and local emergency; ii) possible judicial deference to acts of sovereign states; and iii) criminal and civil forfeiture laws; (k) other statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); or (l) the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities, and special political subdivisions (whether created or enabled through legislative action at the federal, state, or regional level), and any judicial decisions to the extent they deal with any of the foregoing.

Other Specific Assumptions, Qualifications, Limitations and Exceptions
     In rendering the opinion(s) expressed in Paragraph 3 below with respect to the absence of a breach, default or violation with or under any of the agreements set forth on Schedule B attached hereto (the “Reviewed Agreements”), which have been certified to us by an officer of the Company in the Officer’s Certificate as the only material agreements of the Company, we (i) have made no examination of, and express no opinion with respect to, any financial or accounting provisions or matters contained in any Reviewed Agreement, and (ii) limit our opinion to only matters readily ascertainable from the face of such Reviewed Agreements.
     In rendering the opinion(s) expressed in Paragraph 5 below regarding the number of shares of authorized capital stock of the Company, we have relied on our review of the Certificate of Incorporation. In rendering the opinion(s) expressed in Paragraph 5 below regarding the number of outstanding shares of capital stock of the Company, we have relied on the Officer’s Certificate as to the number of outstanding shares on such date. In rendering the opinion(s) expressed in Paragraph 5 below regarding the number of shares reserved for issuance, in addition to the Purchase Agreement and the Warrant Agreements, we have relied upon the ability of the board of directors as of March 21, 2007 to reserve for issuance the number of shares issuable upon currently outstanding equity incentive plans and stock options agreements, conversion of the currently outstanding Series A-1 Convertible Preferred Stock, the exercise of currently outstanding warrants, and the conversion of the currently outstanding 5% Convertible Senior Notes due 2025.
Specific Limitations and Qualifications
on Opinions Regarding the Securities Act
     In rendering the opinions expressed in Paragraph 6 below, we advise you that, with respect to our opinions regarding the registration exemption applicable to the offer and sale of the Securities under the Purchase Agreement, we have, with your consent, assumed and relied upon the accuracy of the representations and warranties and the compliance with the covenants of the Company and the Buyers contained in the Purchase Agreement.
Opinions
     Based upon the foregoing and in reliance thereon and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:
     1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own, lease and operate its properties and to conduct its business as described in the Form 10-K for the year-ended December 31, 2006. Each of the Subsidiaries is a corporation validly existing under the laws of the state of its formation.
     2. (a)The Company has the requisite corporate power and authority to execute, deliver and perform all of its obligations under the Transaction Documents, including the issuance of the

Common Shares, the Warrants and the Warrant Shares, in accordance with the terms thereof. The execution and delivery of the Transaction Documents by the Company and the consummation of the transactions contemplated therein have been duly authorized by the Company’s Board of Directors, and no further consent or authorization of the Company, its Board of Directors or its stockholders is required therefore.
     (b) The Transaction Documents have been duly executed and delivered by the Company. The Transaction Documents constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms.
     3. The execution, delivery and performance by the Company of the Transaction Documents, the consummation by the Company of the transactions contemplated by the Transaction Documents and the compliance by the Company with the terms thereof (a) do not violate or constitute a default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, for which a waiver or consent has not been obtained (i) the Certificate of Incorporation or Bylaws of the Company; (ii) the Reviewed Agreements; or (iii) any statute, law, rule or regulation applicable to the Company; and (b) pursuant to the Reviewed Agreements, do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of the Company’s properties.
     4. When issued in accordance with the terms of the Purchase Agreement, the Common Shares will be duly authorized and validly issued, fully paid and nonassessable, and free of any and all liens or charges and free of any preemptive or similar rights to the extent contained in the Company’s Certificate of Incorporation or Bylaws. When issued in accordance with the Warrant Agreement, the Warrant Shares will be duly authorized and validly issued, fully paid and nonassessable and free from any and all liens or charges and free of preemptive or similar rights to the extent contained in the Company’s Certificate of Incorporation or Bylaws. The Warrant Shares have been duly and validly authorized and reserved for issuance by all requisite corporate action.
     5. As of the date hereof and immediately after the consummation of the transactions contemplated by the Transaction Documents, the authorized capital stock of the Company consists of (i) 30,000,000 shares of Common Stock, of which as of the date hereof, 16,215,829 shares will be issued and outstanding, and 3,621,134 shares have been reserved for issuance pursuant to the Company’s equity incentive plans and stock option agreements, conversion of the outstanding Series A-1 Convertible Preferred Stock, 5% Convertible Senior Notes due 2025, the exercise of outstanding warrants and the exercise of the Warrants into Warrant Shares and no additional shares are reserved for issuance pursuant to any currently outstanding securities, and (ii) 4,000,000 shares of preferred stock, of which 72,000 shares are currently issued and outstanding shares of Series A-1 Convertible Preferred Stock. None of such Common Stock is subject to preemptive rights or other similar rights pursuant to the Certificate of Incorporation or the Bylaws or under the DGCL or pursuant to any Reviewed Agreement.

     6. The offer and sale of the Common Shares and Warrants in accordance with the Purchase Agreement and the issuance of the Common Shares and Warrant Shares in accordance with the Transaction Documents constitute transactions exempt from the registration requirements of the Securities Act of 1933, as amended.
     7. No authorization, approval, consent, filing, or other order of any federal or state governmental body, regulatory agency, self-regulatory organization or stock exchange or market, or the stockholders of the Company, or any court, or to our Actual Knowledge, any third party is required to be obtained by the Company to enter into and perform its obligations under the Transaction Documents or for the issuance and sale of the Common Shares, the Warrants and Warrant Shares in accordance with the Transaction Documents, or for the exercise of any rights and remedies under any Transaction Documents that has not already been obtained or is contemplated pursuant to the terms thereof except (i) the filing of a Form D under Regulation D of the Securities Act of 1933, as amended, (ii) the filing of a Form 8-K pursuant to the Securities Exchange Act of 1934, as amended, (iii) the filing of a notification of the issuance of shares with The NASDAQ Stock Market and (iv) the filing of a Form 99 with the State of New York.
     8. The Company is not an “investment company” or any entity controlled by an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
     This opinion (i) has been furnished to you at your request, and we consider it to be a confidential communication that may not be furnished, reproduced, distributed or disclosed to anyone without our prior written consent, (ii) is rendered solely in connection with the transactions contemplated by the Transaction Documents, and may not be relied upon by any other person or for any other purpose without our prior written consent, (iii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any changes or any new developments that might affect any matters or opinions set forth herein and (iv) is limited to the matters stated herein, and no opinions may be inferred or implied beyond the matters expressly stated herein.
Very truly yours,
HAYNES AND BOONE, LLP

SCHEDULE A
Subsidiaries

Certificates of
	Jurisdiction of	Type of	Existence and
Name of Subsidiary	Formation	Organization	Good Standing
Toreador Exploration & Production Inc.	Texas	Corporation	Articles of Incorporation from the Secretary of State of Texas dated March 19, 2007.
Certificate of Existence from the Secretary of State of Texas dated March 20, 2007. Certificate of Good Standing from the Comptroller of Public Accounts of the State of Texas dated March 19, 2007.

Tormin, Inc.	Delaware	Corporation	Certificate of Incorporation from the Secretary of State of Delaware dated March 19, 2007.
Certificate of Existence from the Secretary of State of Delaware dated March 19, 2007. Certificate of Incorporation from the Secretary of State of Delaware dated March 19, 2007.

Toreador Acquisition Corporation	Delaware	Corporation	Certificate of Existence from the Secretary of State of Delaware dated March 19, 2007.
Certificate of Incorporation from the Secretary of State of Delaware dated March 16, 2007.

Madison (Turkey, Inc.)	Delaware	Corporation	Certificate of Existence from the Secretary of State of Delaware dated March 16, 2007.

A-1

SCHEDULE B
Reviewed Agreements
Settlement Agreement, dated June 25, 1998, among the Gralee Persons, the Dane Falb Persons and Toreador Royalty Corporation
Warrant, dated July 22, 2004, issued by Toreador Resources Corporation to Nigel Lovett.
Warrant No. 30, issued by Toreador Resources Corporation to Rich Brand amending and replacing Warrant dated July 22, 2004
Registration Rights Agreement, effective November 1, 2002, among Toreador Resources Corporation and persons party thereto
Registration Rights Agreement, dated October 20, 2003, between Toreador Resources Corporation and William I. Lee and Wilco Properties, Inc.
Registration Rights Agreement, dated December 22, 2003, between Toreador Resources Corporation and Wilco Properties Inc
Registration Rights Agreement, dated July 22, 2004, between Toreador Resources Corporation and the Investors party thereto.
Registration Rights Agreement, dated July 22, 2004, between Toreador Resources Corporation and the Investors party thereto
Registration Rights Agreement dated September 27, 2005 by and between Toreador Resources Corporation and UBS Securities LLC and the other initial purchasers named in the purchase agreement.
Indenture dated as of September 27, 2005 by and between Toreador Resources Corporation and The Bank of New York Trust Company, N.A.
Employment letter agreement between Madison Oil Company and Michael J. FitzGerald dated September 10, 2001
Toreador Royalty Corporation 1990 Stock Option Plan
Amendment to Toreador Royalty Corporation 1990 Stock Option Plan, effective as of May 15, 1997
Toreador Royalty Corporation Amended and Restated 1990 Stock Option Plan, effective as of September 24, 1998

Amendment Number One to Toreador Resources Corporation Amended and Restated 1990 Stock Option Plan
Amendment Number Two to Toreador Resources Corporation Amended and Restated 1990 Stock Option Plan
Toreador Royalty Corporation 1994 Non-Employee Director Stock Option Plan, as amended
Toreador Resources Corporation Amended and Restated 1994 Non-employee Director Stock Option Plan
Toreador Resources Corporation 2002 Stock Option Plan
Amendment Number One to the Toreador Resources Corporation 2002 Stock Option Plan
Toreador Resources Corporation 2005 Long-Term Incentive Plan
Amendment to Toreador Resources Corporation 2005 Long-Term Incentive Plan
Form of Employee Restricted Stock Award
Form of 2005 Outside Director Restricted Stock Award
Form of 2006 Outside Director Restricted Stock Award
Summary Sheet: 2006 Executive Officer Annual Base Salaries
Summary Sheet: 2006 Short Term Incentive Compensation Plan
Summary of Amendment to Restricted Stock Award Agreement of Thomas P. Kellogg, dated April 6, 2006
Summary Sheet: 2005 Director Compensation
Summary Sheet: 2006 Non-Employee Director Equity Compensation
Summary Sheet: 2007 Director Compensation.
Michael FitzGerald Employee Restricted Stock Award Agreement dated May 30, 2006
Ed Ramirez Employee Restricted Stock Award Agreement dated May 30, 2006
Michael J. FitzGerald Change in Control Agreement dated November 8, 2006
Herbert C. Williamson III Restricted Stock Award Agreement dated November 8, 2006

Nigel Lovett Restricted Stock Award Agreement dated November 8, 2006
Nicholas Rostow Restricted Stock Award Agreement dated November 8, 2006
Letter Agreement by and between Toreador Resources Corporation and G. Thomas Graves III, dated January 25, 2007
Summary Sheet: 2007 Nigel Lovett’s Annual Base Salary
Summary Sheet: 2007 Executive Officer Base Salaries
G. Thomas Graves III Stock Award Agreement dated January 25, 2007
Summary Sheet: 2007 Short-Term Incentive Compensation Plan
Form of Indemnification Agreement, dated as of April 25, 1995, between Toreador Royalty Corporation and each of the members of our Board of Directors
Contract for the Supply of Crude Oil from the Parisian Basin, effective January 1, 1997, between Elf Antwar France and Midland Madison Petroleum Company (n/k/a Madison Energy France)
Subordinated Revolving Credit Agreement, dated as of October 3, 2001, between Madison Oil Company and Toreador Resources Corporation
Subordinated Revolving Credit Note, dated as of October 3, 2001, between Toreador Resources Corporation and Madison Oil Company
Credit Agreement, dated December 30, 2004, by and among Toreador Resources Corporation, Toreador Acquisition Corporation, Toreador Exploration and Production, Inc. and Texas Capital Bank, N.A.
Guaranty, dated December 30, 2004, executed by Toreador Resources Corporation in favor of Texas Capital Bank, N.A.
Warrant to Purchase Common Stock of Toreador Resources Corporation dated July 11, 2005, by and between Toreador Resources Corporation and Natexis Banques Popularis
Form of Subscription Agreement for September 16, 2005 Private Placement.
Purchase Agreement dated November 22, 2005 by and among Toreador Resources Corporation, UBS Securities LLC and the other initial Purchasers named in Exhibit A attached thereto
Loan and Guarantee Agreement dated December 28, 2006 by and among Toreador Resources Corporation, as Guarantor, Toreador Turkey Ltd. as Borrower and Guarantor, Toreador Romania Ltd, a Borrower and Guarantor, Madison Oil France SAS, as Borrower and Guarantor, Toreador

Energy France S.C.S., as Borrower and Guarantor, Toreador International Holding L.L.C., as Guarantor, and International Finance Corporation
Security Agreement dated February 21, 2007 (signed by Toreador Resources on February 27, 2007) by and between Toreador Resources Corporation, as Assignor, and International Finance Corporation, as Assignee
Quota Charge Agreement dated February 28, 2007 by and between Toreador Resources Corporation, as Charger, and International Finance Corporation, as Chargee.

EXHIBIT E
TOREADOR RESOURCES CORPORATION
SECRETARY’S CERTIFICATE
The undersigned hereby certifies that she is the duly elected, qualified and acting Secretary of Toreador Resources Corporation, a Delaware corporation (the “Company”), and that as such she is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Securities Purchase Agreement, dated as of March 21, 2007, by and among the Company and the investors listed on the Schedule of Buyers attached thereto (the “Securities Purchase Agreement”), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.
Attached hereto as Exhibit A is a true, correct and complete copy of the unanimous written consent of the Board of Directors of the Company, dated March ___, 2007. The resolutions contained in Exhibit A have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.
Attached hereto as Exhibit B is a true, correct and complete copy of the Certificate of Incorporation of the Company, together with any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Certificate of Incorporation, the same being in full force and effect in the attached form as of the date hereof.
Attached hereto as Exhibit C is a true, correct and complete copy of the Amended and Restated Bylaws of the Company and any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.
Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Securities Purchase Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature

Douglas W. Weir	Senior Vice President and Chief Financial Officer

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this ___ day of March, 2007.

Shirley Anderson
Secretary
I, Douglas W. Weir, Senior Vice President and Chief Financial Officer of the Company, hereby certify that Shirley Anderson is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is her true signature.

Douglas W. Weir
Senior Vice President and Chief Financial Officer

EXHIBIT F
TOREADOR RESOURCES CORPORATION
OFFICER’S CERTIFICATE
     The undersigned Senior Vice President and Chief Financial Officer of Toreador Resources Corporation, a Delaware corporation (the “Company”), hereby represents, warrants and certifies to the Buyers (as defined below), pursuant to Section 7(ix) of the Agreement (as defined below), as follows:
1.	The representations and warranties made by the Company set forth in Section 3 of the Securities Purchase Agreement, dated as of March 21, 2007 (the “Agreement”), among the Company and the investors identified on the Schedule of Buyers attached to the Agreement (the “Buyers”), (i) to the extent not qualified by materiality or Material Adverse Effect, are true and correct in all material respects as of the date hereof (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specified date) and (ii) to the extent qualified by materiality or Material Adverse Effect, are true and correct as of the date hereof (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date).

2.	The Company has, in all material respects, performed, satisfied and complied with all covenants, agreements and conditions required to be performed, satisfied or complied with by it under the Transaction Documents as of the date hereof.
Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Agreement.
     IN WITNESS WHEREOF, the undersigned has executed this certificate this ___ day of March, 2007.

Name:
Title: Senior Vice President and Chief
Financial Officer

Schedule 3(a)
List of Subsidiaries
Toreador Exploration & Production, Inc.
Tormin, Inc.
Toreador Acquisition Corporation
Toreador Energy France SCS
Toreador Hungary Ltd.
Toreador Exploration Ltd.
Toreador Romania Ltd.
Toreador Resources Corp. USA Sucursaia Bucuresti (Branch Office)
Toreador International Holdings Ltd.
Toreador Turkey Ltd.
Madison (Turkey), Inc.
Toreador France, S.A.S.
Capstone Royalty of Texas, LLC (50% owner)
EnergyNet.com, Inc.(38.23% owner)
ePsolutions (36.36% owner)
Toreador Acquisition Corporation is not in good standing in New Mexico because its Annual Report was filed late. Toreador Acquisition Corporation expects to have the Annual Report processed in the near future and to be in good standing.

Schedule 3(e)
Consents
File Form D with the SEC and state securities commissioners
File Form 99 with New York State
File Form 8-K
File Notification Form: Change in the Number of Shares Outstanding with NASDAQ
Pursuant to Registration Rights Agreements, Mr. William I. Lee and Wilco Properties, Inc., Mr. Lee, Wilco Properties, Inc., Nigel Lovett and Rich Brand have the right to include certain of the shares of common stock underlying their Series A-1 Convertible Preferred Stock included in the registration statement. Mr. Lee, Wilco Properties, Inc., Mr. Lovett and Mr. Brand have waived this right.

Schedule 3(i)
Application of Takeover Protections
The Company is subject to §203 of the Delaware General Corporation Law.

Schedule 3(j)
SEC Documents
On January 16, 2007, the Company filed Amendment No. 1 to its Annual Report on Form 10-K to restate previously issued financial statements for the fiscal years ended December 31, 2005, 2004 and 2003. The Company also filed Amendments to its Quarterly Reports on Form 10-Q to restate previously issued financial statements for the quarterly periods ended March 31, 2006 and June 30, 2006. The restatements were made in order to (i) reverse a non-cash loss contingency and (ii) to capitalize interest that previously had been expensed.
Due to restatements of its financial statements, the Company was late in filing its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, which was filed on January 16, 2007.

Schedule 3(k)
Absence of Certain Changes
See Schedule 3(j).
Toreador has entered into a Letter Agreement to sell its interest in EnergyNet subject to both EnergyNet and NASD approval.

Schedule 3(m)
Conduct of Business
In connection with the late filing of its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, the Company received a written Staff Determination Letter from the NASDAQ Stock Market on November 14, 2006, stating that the Company’s securities are subject to delisting. A hearing before the NASDAQ Listing Qualifications Panel was held on January 11, 2007, and the Company filed its Form 10-Q on January 16, 2007. On February 15, 2007, NASDAQ notified the Company that the Company had cured its filing deficiency and regained compliance with the continued listing standards on the NASDAQ Stock Market.

Schedule 3(p)
Transactions with Affiliates
William I. Lee, a director of the Company, is also Chairman of the Board of Directors and majority owner of Wilco Properties, Inc. (“Wilco”), to which the Company subleases office space pursuant to a sub-lease agreement. The Company has an informal agreement with Wilco under which one of the two companies incurs, on behalf of the other, certain miscellaneous expenses that are subsequently reimbursed by the other company.
Frederic Auberty is Toreador’s Vice President-International Operations and is the stepson of William I. Lee, a Toreador director.
Herschel Sanders is Toreador’s Vice President-Land and is the son of H.R. Sanders, Jr., a Toreador director.

Schedule 3(q)
Equity Capitalization
Pursuant to certain warrant agreements exercisable into 36,400 shares, from after July 22, 2008 until July 22, 2009 or a Change of Control, the holders of the warrants can force Toreador to pay the difference between the closing price on the date of surrender and the exercise price of the warrant.
See the first sentence of Section 3(q)
See Schedule 3(r)
See Schedule 3(e) regarding the waiver of the right of Mr. Lee and Wilco Properties, Inc. to include shares in the registration statement.
There are options exercisable into 501,170 shares of Common Stock.
There are warrants exercisable into 98,760 shares of Common Stock.
There are 72,000 shares of Series A-1 Convertible Preferred Stock outstanding which are convertible into 450,000 shares of Common Stock.
There is $82,250,000 of 5% Convertible Senior Notes due 2025 which are convertible into 2,014,766 shares of Common Stock.

Schedule 3(r)
Indebtedness and Other Contracts
Credit Facility with Texas Capital Bank, N.A.
Toreador is a party to a five-year $25 million reserve-based borrowing facility with Texas Capital Bank, N.A. The facility bears interest at a rate of prime less 0.5% and is collateralized by Toreador’s domestic working interests. The borrowers under this facility are two of Toreador’s domestic subsidiaries, and Toreador has guaranteed the obligations. The Texas Capital facility requires monthly interest payments until January 1, 2009 at which time all unpaid principal and interest are due. The Texas Capital facility contains various affirmative and negative covenants. These covenants, among other things, limit additional indebtedness, the sale of assets, change of control and management and require the Company to meet certain financial requirements.
Credit Facility with International Finance Corporation
Toreador is a party to a loan and guarantee agreement with International Finance Corporation, which provides for a $25 million secured revolving facility. The current maximum facility amount is $25 million which maximum facility amount will increase to $40 million when the projected total borrowing base amount exceeds $50 million. The loan and guarantee agreement also provides for an unsecured $10 million facility. Interest accrues on any loans under the $25 million facility at a rate of 2% over the six month LIBOR rate. Interest accrues at a rate of 0.5% over the six month LIBOR rate under the $10 million facility.
On December 31, 2011, the maximum amount available under the $25 million facility begins to decrease by $5 million every six months from $40 million (assuming the projected borrowing base amount exceeds $50 million) until the final portion of the $25 million facility is due on December 15, 2014. On December 15, 2014, $5 million of the $10 million facility is to be repaid with the remaining $5 million being due on June 15, 2015.
The Company is to meet the following ratios on a consolidated basis: (i) the life of loan coverage ratio of not less than: (a) 1.2:1.0 in 2006 and 2007; (b) 1.3:1.0 in 2008; and (c) 1.4:1.0 in 2009 and each subsequent year thereafter; (ii) reserve tail ratio of not less than 25%; (iii) adjusted financed debt to EBITDA ratio of not more than 3.0:1.0; (iv) liabilities to tangible net worth ratio of not more than 60:40; and (v) interest coverage ratio of not less than 3.0:1.0.
Toreador is subject to certain negative covenants, including, but not limited to, the following: (i) except as required by law or to pay the dividends on the Series A-1 Convertible Preferred Stock, paying dividends; (ii) subject to certain exceptions, incurring debt, making guarantees or creating or permitting to exist any liens, (iii) subject to certain exceptions, making or permitting to exist loans or advances to, or deposits, with other persons or investments in any person or enterprise; (iv) subject to certain exceptions, selling, transferring, leasing or otherwise disposing of all or a material part of its borrowing base assets; and (v) subject to certain exceptions, undertaking or permitting any merger, spin-off, consolidation or reorganization.

International Finance Corporation has a first ranking security interest (a) in certain proceeds, receivables and contract rights relating to and from the sale of oil or gas production in France, Turkey and Romania and (b) in funds held in certain bank accounts. International Finance Corporation has an assignment of all rights and claims to any compensation or other special payments in respect of all concessions other than those arising in the normal course of operations payable by the government of Turkey and Romania. International Finance Corporation has a first ranking pledge (a) by Toreador International of all its shares in the borrowers; (b) by Madison Oil of all its shares in Toreador France; and (c) by Toreador of all its shares in Toreador International.
5% Convertible Senior Notes Due 2025
     On September 27, 2005, Toreador sold $75 million of Convertible Senior Notes due October 1, 2025 to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933. Toreador also granted the initial purchasers the option to purchase an additional $11.25 million aggregate principal amount of Convertible Senior Notes to cover over-allotments. The option was exercised on September 30, 2005. The total principal amount of Convertible Senior Notes issued was $86.25 million and total net proceeds were approximately $82.2 million.
     The Convertible Senior Notes bear interest at a rate of 5% per annum and can be converted into common stock at an initial conversion rate of 23.3596 shares of common stock per $1,000 principal amount of Convertible Senior Notes , subject to adjustment (equivalent to a conversion price of approximately $42.81 per share). Toreador may redeem the Convertible Senior Notes, in whole or in part, on or after October 6, 2008, and prior to October 1, 2010, for cash at a redemption price equal to 100% of the principal amount of Convertible Senior Notes to be redeemed, plus any accrued and unpaid interest, if the closing price of its common stock exceeds 130% of the conversion price over a specified period. On or after October 1, 2010, Toreador may redeem the Convertible Senior Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of Convertible Senior Notes to be redeemed, plus any accrued and unpaid interest, irrespective of the price of its common stock. Holders may convert their Convertible Senior Notes at any time prior to the close of business on the business day immediately preceding their stated maturity, and holders may, upon the occurrence of certain fundamental changes, and on October 1, 2010, October 1, 2015, and October 1, 2020, require Toreador to repurchase all or a portion of their Convertible Senior Notes for cash in an amount equal to 100% of the principal amount of such Convertible Senior Notes, plus any accrued and unpaid interest.

Schedule 3(s)
Absence of Litigation
The Company and its co-venturers have made a claim in respect of the cost of re-drilling and repeating flow-testing of two wells that were damaged by a vessel owned by Micoperi. In addition, the Company and its co-venturers have claimed to recover back from Micoperi a sum of about $8.7 million paid to Micoperi under the contract between the Company, its co-venturers and Micoperi. Micoperi has made a cross-claim for about $6.8 million in respect of sums allegedly due to Micoperi under the contract between the Company, its co-venturers and Micoperi. Micoperi has also asserted a claim that the arrest of the vessel “MICOPERI 30” at Palermo, Italy was wrongful and have asserted a claim for damages in respect of such allegedly wrongful arrest. The Company and its co-ventures have received security from Micoperi by way of a letter of undertaking from their insurers, and have provided security to Micoperi in respect of their cross-claims by way of a bank guarantee of $7.8 million. The claims and cross-claims are subject to the jurisdiction of the English Court; however, neither side has yet commenced any court proceedings.

Schedule 3(t)
Insurance
None

Schedule 3(v)
Title
Texas Capital Facility
The credit facility with Texas Capital Bank, N.A. is secured by mortgages on oil and gas properties owned by Toreador Exploration and Production Inc. (“TEP”) and Toreador Acquisition Corporation (“TAC”), subsidiaries of the Company, along with pledges of the Company’s ownership interests of TEP and TAC.
International Finance Corporation Facility
International Finance Corporation has a first ranking security interest (a) in certain proceeds, receivables and contract rights relating to and from the sale of oil or gas production in France, Turkey and Romania and (b) in funds held in certain bank accounts. International Finance Corporation has an assignment of all rights and claims to any compensation or other special payments in respect of all concessions other than those arising in the normal course of operations payable by the government of Turkey and Romania. International Finance Corporation has a first ranking pledge (a) by Toreador International of all its shares in the borrowers; (b) by Madison Oil of all its shares in Toreador France; and (c) by Toreador of all its shares in Toreador International.

Schedule 3(y)
Subsidiary Rights
Certain subsidiaries of the Company which are parties to either the Texas Capital Bank credit facility or the International Finance Corporation credit facilities cannot make a Restricted Payment as defined in such credit facility agreement if there is a default under the credit facility

Schedule 3(aa)
Internal Accounting and Disclosure Controls
As noted in the Annual Report on Form 10-K for the year ended December 31, 2006, Toreador’s management concluded, and Grant Thornton issued an audit report confirming, that the Company’s internal control over financial reporting was not effective as of December 31, 2006 to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external reporting purposes in accordance with generally accepted accounting principles.
Toreador’s management identified the following material weaknesses as of December 31, 2006:
•	Toreador did not maintain an effective control environment and Toreador’s financial and accounting organization was not adequate to support Toreador’s financial reporting requirements. The involvement of corporate personnel in the reporting of foreign transactions and operations was not sufficient to accurately capture and record such activity and Toreador did not maintain a sufficient complement of personnel with an appropriate level of accounting knowledge, experience and training in the application of generally accepted accounting principles consistent with the level and complexity of Toreador’s operations. Toreador also did not have an adequate review and approval process for recorded journal entries and changes made to the general ledger.

•	Toreador’s accounting and financial reporting systems and procedures were not sufficiently designed to ensure consistent and complete application of Toreador’s accounting policies and to prepare financial statements in accordance with generally accepted accounting principles. This includes not only the sufficiency of Toreador’s review of sensitive calculations, reconciliations and spreadsheets but also the preparation and processing of financial accounting information.
Toreador’s management is currently evaluating the implementation of procedures that may be necessary to fully remediate the material weaknesses described above. Toreador’s management is in the process of making the following changes to its system of internal controls:
•	Improving the computerized integrated financial reporting system. This will automate the manual processes that are causing errors in spreadsheets and sensitive calculations.

•	Hiring additional experienced accounting staff to allow for improved segregation of duties and a more thorough review, by senior financial personnel, of the financial statements and underlying supporting documentation.

•	Providing additional training to Toreador’s accounting staff and acquiring other accounting resources to improve Toreador’s financial reporting.

•	Formally documenting Toreador’s accounting policies and procedures.
As noted in the Form 10-K/A for the year-ended December 31, 2005, the Forms 10-Q and 10-Q/A for the quarters ended March 31, 2006 and June 30, 2006 and the Form 10-Q for the quarter ended September 30, 2006, there were material weaknesses in internal accounting controls.
In the Form 10-K for the year-ended December 31, 2005, Toreador’s independent auditor’s at the time, Hein & Associates, Inc., found material weaknesses in Toreador’s internal accounting controls.